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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             September 17, 2003

IRONSTONE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware		95-2829956

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	539 Bryant Street, Suite 100, San Francisco, CA	94107

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                 (415) 551-3260

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.
Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 1. Changes in Control of Registrant.

On September 17, 2003, the registrant repurchased 745,536 shares of its outstanding common stock (the “Shares”) at a purchase price of $0.70 per share for an aggregate purchase price of $521,875.20. Prior to such repurchase, the Shares represented 50.12% of the issued and outstanding shares of common stock of the registrant. The selling shareholders — Hambrecht & Quist California, a California corporation, Hambrecht & Quist Venture Partners, a California limited partnership, Hamquist, a California limited partnership, H&Q Ventures IV, a California limited partnership, Venture Associates (BVI) Limited, a British Virgin Islands company, and J.P. Morgan Securities Inc., a Delaware corporation – are all affiliates of J.P. Morgan – Chase. The registrant holds the Shares as treasury stock. As a result of the foregoing repurchase of Shares by the registrant, to the knowledge of the registrant, the 381,254 shares of the issued and outstanding shares of registrant owned by The Hambrecht 1980 Revocable Trust now constitute 51.37% of the issued and outstanding voting securities of the registrant.

Item 2. Acquisition or Disposition of Assets.

On May 16, 2003, the registrant completed the sale of 35,000 shares of Plumtree Software, Inc. (“Plumtree”) and received net consideration of $116,910. These Plumtree shares were sold into the market via broker-executed trades on May 15 and 16, 2003. On September 11, 2003, the registrant completed the sale of an additional 20,000 shares of Plumtree and received net consideration of $86,650. These additional Plumtree shares were sold into the market via broker-executed trades on September 11, 2003.

Item 5. Other Events and Required FD Disclosure.

On September 11, 2003, Nicholas Giordano – Chief Executive Officer of registrant – was elected to the Board of Directors to fill an existing vacancy on the Board.

On September 22, 2003, William R. Hambrecht was elected to the Board of Directors to fill an existing vacancy on the Board.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironstone Group, Inc., a Delaware corporation

(Registrant)

Date	September 23, 2003

(Signature)*

Nicholas Giordano,
*Print name and title of the signing officer under his signature.		Chief Executive Officer
Chief Financial Officer

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